SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

(811-04424)
VAN KAMPEN LIFE INVESTMENT TRUST
(Name of Registrant as Specified in Its Declaration of Trust)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

VAN KAMPEN INVESTMENTS	September 2009

 Important Notice To Van Kampen
 Life Investment Trust Money Market
 Portfolio Shareholders

Questions & Answers

Although we recommend that you read the complete Proxy Statement, we have provided for your convenience a brief overview of the issue to be voted on.

Q. Why am I receiving this Proxy Statement?

A. The purpose of this Proxy Statement is to seek shareholder approval of a plan of liquidation and dissolution for Van Kampen Life Investment Trust Money Market Portfolio (the “Portfolio”).

Q. How will approval of this proposal affect my account?

A. If the proposal to liquidate and dissolve the Portfolio is approved, the Portfolio’s assets will be liquidated and the proceeds will be distributed to those insurance company separate accounts that hold shares of the Portfolio in accordance with instructions from insurance contract owners. Such distributions will be paid in cash. In certain circumstances, if a contract owner fails to give instructions to their insurance company regarding reinvestment of the distribution, the proceeds may be invested by the insurance company on behalf of the contract owner in a default option, such as a money market fund, until instructions are received. Except as might otherwise be provided by applicable law, the insurance company separate accounts provide pass-through voting to contract owners and a contract owner has the right to instruct the insurance company separate account provider on how to vote the shares held by such account under their contract (so, for purposes of this proxy statement, you are referred to herein as a “Shareholder.”). Shareholders should carefully read and consider the discussion of the proposal in the Proxy Statement.

Q. What are my investment options in connection with the liquidation of the Portfolio?

A. Generally, prior to the liquidation, you may, in accordance with applicable rules under your insurance contract, reallocate your investment in the Portfolio to any other investment option made available by your contract. If you choose to transfer your investment prior to the liquidation, the shares of the Portfolio held by your insurance company will be redeemed and the proceeds of such redemption will be invested by your insurance company on your behalf in an alternative investment option made available by your contract pursuant to your instructions. No liquidating distribution will be received by your insurance company with respect to shares that are redeemed prior to the liquidation. The rules of your contract may place restrictions on transfers among investment options, including the total number of transfers that may be made in a given period. Consult the contract prospectus applicable to your insurance contract (issued by, and available from, your insurance company) or contact your insurance company for more information regarding alternative investment options, fees, charges and transfer restrictions that may apply.

  Pursuant to the rules of your contract, your insurance company may cease to make the Portfolio available as an investment option under your contract prior to the liquidation, in which case your insurance company will seek your instructions or approval regarding an alternative investment option. Otherwise, you may maintain your investment in the Portfolio through the date of the liquidation. If you have not transferred your investment in the Portfolio as of the date of the liquidation, your insurance company will receive a liquidating distribution from the Portfolio, which it will reinvest on your behalf in an alternative investment option made available by your contract pursuant to your instructions. In certain circumstances, if you fail to give instructions to your insurance company regarding reinvestment of the liquidating distribution, the proceeds may be invested by your insurance company on your behalf in a default option, such as a money market fund, until instructions are received. Consult the contract prospectus applicable to your insurance contract (issued by, and available from, your insurance company) or contact your insurance company for more information regarding alternative investment options, including any default option, and how to deliver investment instructions to your insurance company.

  This information is intended only as a general summary of the options available to Shareholders. Your investment in the Portfolio is governed by and subject to the terms and rules of your insurance contract, which may differ in certain respects from this summary. Therefore, you are encouraged to contact your insurance company or consult the contract prospectus applicable to your insurance contract (issued by, and available from, your insurance company) for the terms and rules of your insurance contract and for more information about your investment options.

Q. Will my vote make a difference?

A. Yes. Your vote is needed to ensure that the proposal can be acted upon. Your immediate response will help save on the costs of any further solicitations for a Shareholder vote. We encourage you to participate in the governance of the Portfolio.

Q. How does the Board of Trustees of the Portfolio suggest that I vote?

A. After careful consideration, the Board of Trustees of the Portfolio recommends that you vote “FOR” the plan of liquidation and dissolution.

Q. How can I vote?

A. You will be able to give your insurance company voting instructions for those shares attributable to your contract as of September 4, 2009, the record date for the meeting. A voting instruction card is, essentially, a ballot. While the insurance companies hold the shares of the Portfolio, these insurance companies will vote in accordance with your instructions. When you complete your voting instruction card, it directs your insurance company how to vote on the proposal with respect to shares attributable to your contract. If you complete and sign the voting instruction card, the shares will be voted exactly as you instruct. If you simply sign the voting instruction card without otherwise completing it, the shares will be voted FOR the approval of the liquidation of the Portfolio. If you do not return a voting instruction card at all, the shares attributable to your contract will be voted in the same proportion as shares for which instructions have been received from other owners of registered variable annuity and variable life insurance contracts of your insurance company.

You can vote in one of four ways:

• Internet
• Telephone
• Mail
• In person at the meeting

  Instructions for casting your vote via the Internet or telephone are found in the enclosed proxy voting material. The required control number for either of these methods is printed on the voting instruction card. If you choose to cast your vote via the Internet or telephone, there is no need to mail the card.

  Shareholders who deliver voting instructions by Internet, telephone or mail may revoke them at any time prior to the Meeting by delivering a written notice of revocation, by executing another voting instruction card bearing a later date, or by attending the Meeting and giving voting instructions in person.

  Whichever method you choose, please take the time to read the entire proxy statement before you vote.

Q. Whom do I contact for more information?

A. You can contact your financial adviser for more information. You may also call Van Kampen’s Client Relations Department at (800) 341-2929 or visit our Web site at www.vankampen.com where you can send us an e-mail message by selecting “Contact Us.”

 About the Voting Instruction Card

Please vote on this proposal using blue or black ink to mark an X in one of the boxes provided on the voting instruction card.

Approval of the liquidation and dissolution of the Portfolio pursuant to a Plan of Liquidation and Dissolution — mark “For,” “Against” or “Abstain”.

Please sign, date and return the voting instruction card in the enclosed postage-paid envelope. All registered owners of an account, as shown in the address, must sign the card. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please indicate your full title.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	PROXY
Van Kampen Life Investment Trust Money Market Portfolio
Special Meeting of Shareholders
Solicited on Behalf of the Board of Trustees

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		FOR	AGAINST	ABSTAIN
1.	To approve the liquidation and dissolution of the Portfolio pursuant to a Plan of Liquidation and Dissolution.	☐	☐	☐

2.	To transact such other business as may properly come before the Meeting.

Please be sure to sign and date this voting instruction card.

Shareholder sign here Co-owner sign here Date

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

SAMPLE

VAN KAMPEN LIFE INVESTMENT TRUST
MONEY MARKET PORTFOLIO

522 Fifth Avenue
New York, New York 10036
Telephone (800) 231-2808

NOTICE OF SPECIAL MEETING OF
SHAREHOLDERS

To Be Held on November 10, 2009

A special meeting of Shareholders (the “Meeting”) of the Money Market Portfolio (the “Portfolio”), a series of Van Kampen Life Investment Trust (the “Life Investment Trust”), will be held at the offices of the Portfolio, 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on November 10, 2009, at 9:30 a.m. Central time, for the following purposes:

1.	To approve the liquidation and dissolution of the Portfolio pursuant to a Plan of Liquidation and Dissolution.

2.	To transact such other business as may properly come before the Meeting.

Shares of the Portfolio are sold to and held by separate accounts (each an “Account,” and collectively, “Accounts”) of various insurance companies (each an “Insurance Company,” and collectively, “Insurance Companies”) to fund the benefits of variable annuity or variable life insurance policies (each a “Contract,” and collectively, the “Contracts”). Accounts that hold Shares of the Portfolio are sometimes referred to herein as “Record Holders.” The Accounts invest in shares of the Portfolio in accordance with instructions from Contract owners (“Contract Owners”). Except as might otherwise be provided by applicable law, the Accounts provide pass-through voting to Contract Owners and a Contract Owner has the right to instruct the Account provider on how to vote shares held by the Account under their Contract. If a portion of your Contract was allocated to the Portfolio on September 4, 2009, the record date for the Meeting, you are referred to herein as a “Shareholder” and are entitled to notice of the Meeting and to instruct your Insurance Company how to vote the shares of the Portfolio attributable to your Contract at the Meeting or any adjournment of the Meeting.

The Portfolio will furnish, without charge, a copy of its most recent Annual Report and the most recent Semiannual Report succeeding the Annual Report to a Shareholder upon request. Any such request should be directed to the Portfolio by calling (800) 341-2929 or by writing to the Portfolio at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555. Copies of the Portfolio’s Annual and Semiannual Reports can also be downloaded from www.vankampen.com.

Shareholders of the Portfolio are invited to attend the Meeting and to vote in person. If you do not expect to attend the Meeting, please vote in one of the following ways:

(i)	Internet — Instructions for casting your vote via the Internet can be found in the enclosed voting materials. The required control number is printed on your enclosed voting instruction card. If this feature is used, there is no need to mail the voting instruction card.

(ii)	Telephone — Instructions for casting your vote via telephone can be found in the enclosed voting materials. The toll-free number and required control number are printed on your enclosed voting instruction card. If this feature is used, there is no need to mail the voting instruction card.

(iii)	By mail — If you vote by mail, please indicate your voting instructions on the enclosed voting instruction card, date and sign the card, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States.

Shareholders who deliver voting instructions by methods (i), (ii) or (iii) may revoke them at any time prior to the Meeting by delivering a written notice of revocation, by executing another voting instruction card bearing a later date, or by attending the Meeting and giving voting instructions in person.

In order to avoid the additional expense of further solicitation, we ask that you mail your voting instruction card or record your voting instructions by telephone or via the Internet promptly.

The Board of Trustees of the Portfolio recommends that you cast your vote FOR approval of the liquidation and dissolution of the Portfolio pursuant to a Plan of Liquidation and Dissolution.

Your vote is important.
Please return your voting instruction card or
record your voting instructions by
telephone or via the internet promptly
no matter how many shares you own.

For the Board of Trustees of the
Van Kampen Life Investment Trust
Money Market Portfolio,

Stefanie V. Chang Yu
Vice President and Secretary

September 15, 2009

VAN KAMPEN LIFE INVESTMENT TRUST
MONEY MARKET PORTFOLIO

522 Fifth Avenue
New York, New York 10036
Telephone (800) 231-2808

PROXY STATEMENT FOR THE
SPECIAL MEETING OF SHAREHOLDERS

To Be Held on November 10, 2009

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the “Board”) of Van Kampen Life Investment Trust (the “Life Investment Trust”), on behalf of its series, the Money Market Portfolio (the “Portfolio”), of proxies to be voted at a Special Meeting of Shareholders of the Portfolio, and all adjournments thereof (the “Meeting”), to be held at the offices of the Portfolio, 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on November 10, 2009, at 9:30 a.m. Central time. The approximate mailing date of this Proxy Statement and accompanying form of proxy is September 21, 2009.

The Portfolio is an open-end, management investment company which generally offers its Class I Shares of beneficial interest, par value $0.01 per share, and Class II Shares of beneficial interest, par value $0.01 per share (collectively, the “Shares”), only to various insurance companies (each an “Insurance Company,” and collectively, “Insurance Companies”) for separate accounts (each an “Account,” and collectively, “Accounts”) which they establish to fund the benefits of variable annuity or variable life insurance policies (each a “Contract,” and collectively, “Contracts”). Accounts that hold Shares of the Portfolio are sometimes referred to herein as “Record Holders.” The Accounts invest in Shares of the Portfolio in accordance with instructions from Contract owners (“Contract Owners”). Except as might otherwise be provided by applicable law, the Accounts provide pass-through voting to Contract Owners and a Contract Owner has the right to instruct the Account provider on how to vote Shares held by the Account under their Contract. If a portion of your Contract was allocated to the Portfolio on September 4, 2009 (the “Record Date”), you are referred to herein as a “Shareholder” and are entitled to instruct your Insurance Company how to vote the Shares of the Portfolio attributable to your Contract at the Meeting or any adjournment of the Meeting.

The Portfolio will furnish, without charge, a copy of its most recent Annual Report and the most recent Semiannual Report succeeding the Annual Report to a Shareholder upon request. Any such request should be directed to the Portfolio by calling (800) 341-2929 or by writing to the Portfolio at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555. The Portfolio’s Annual and

Semiannual Reports have been filed with the Securities and Exchange Commission and are incorporated herein by reference. These reports can also be downloaded from www.vankampen.com. These reports, as well as other filings of the Portfolio, may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC or on the EDGAR database on the SEC’s internet site (http://www.sec.gov). Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at (202) 551-8090. You can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov) or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102.

Summary

This is only a summary. You should review the more detailed information contained in the proxy, especially the information set forth under the heading “Proposal: Liquidating and Dissolving the Portfolio Pursuant to a Plan of Liquidation and Dissolution.”

The Proposal	The purpose of the Meeting is to seek Shareholder approval of a proposal to liquidate and dissolve the Portfolio pursuant to a Plan of Liquidation and Dissolution (the “Proposal”).

Shareholder Vote Requirement	The voting requirement to approve the Proposal is the affirmative vote of a “majority of the outstanding voting securities” of the Portfolio, which is defined by the Investment Company Act of 1940, as amended (the “1940 Act”), as the lesser of (i) 67% or more of the voting securities of the Portfolio present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present in person or by proxy at the Meeting or (ii) more than 50% of the outstanding voting securities of the Portfolio.

How to Cast Your Vote	Shareholders may vote in any one of four ways: (i) via the Internet, (ii) by telephone, (iii) by mail, by returning the voting instruction card, or (iv) in person at the Meeting.

Consequences to Shareholders	Generally, prior to the liquidation, a Shareholder may, in accordance with applicable rules under their Contract, reallocate their investment in the Portfolio to any other investment option made available by their Contract. If a Shareholder chooses to transfer their investment prior to the liquidation, the Shares of the Portfolio held by their Insurance Company will be redeemed and the proceeds of such redemption will be reinvested by the Insurance Company on behalf of the Contract Owner in an alternative investment option made available by their Contract pursuant to instructions received from the Contract Owner. No liquidating distribution will be received by the Insurance Company with respect to Shares that are redeemed prior to the liquidation. The rules of a Contract may place restrictions on transfers among investment options, including the total number of transfers that may be made in a given period.

Pursuant to the rules of a Contract, an Insurance Company may cease to make the Portfolio available as an investment option under such Contract prior to the liquidation, in which case the Insurance Company will seek instructions or approval from the Contract Owner regarding an alternative investment option. Otherwise, a Shareholder may maintain their investment in the Portfolio through the date of the liquidation. If a Shareholder has not transferred their investment in the Portfolio as of the date of the liquidation, their Insurance Company will receive a liquidating distribution from the Portfolio, which will be reinvested by the Insurance Company on behalf of the Contract Owner in an alternative investment option made available by their Contract pursuant to instructions received from the Contract Owner. In certain circumstances, if a Contract Owner fails to give instructions to their Insurance Company regarding reinvestment of the liquidating distribution, the proceeds may be invested by the Insurance Company on behalf of the Contract Owner in a default option, such as a money market fund, until instructions are received.

This information is intended only as a general summary of the options available to Shareholders. Each Shareholder’s investment in the Portfolio is governed by and subject to the terms and rules of their Contract, which may differ in certain respects from this summary. Therefore, each Shareholder is encouraged to contact their insurance company or consult the contract prospectus applicable to their Contract (issued by, and available from, their Insurance Company) for the terms and rules of the Contract and for more information regarding alternative investment options (including any default option), fees, charges and transfer restrictions that may apply and how to deliver investment instructions to their insurance company.

Federal Income Tax Consequences	If the Accounts qualify as “segregated asset accounts” under Section 817 of the Internal Revenue Code of 1986 as amended (the “Code”) and Treasury Regulations thereunder and the Accounts are treated as owning the Shares for federal income tax purposes, then a Contract Owner will not recognize any gain or loss for federal income tax purposes solely as a result of the liquidation of the Portfolio.

Shareholders must consult their own tax advisers as to their federal income tax consequences as a result of the dissolution and liquidation of the Portfolio, as well as any tax consequences under state, local or foreign tax law. For a brief summary of certain federal income tax considerations, see “Federal Income Tax Considerations.”

Board Recommendation	The Board recommends that you vote FOR the Proposal to liquidate and dissolve the Portfolio.

PROPOSAL:	LIQUIDATING AND DISSOLVING THE PORTFOLIO PURSUANT TO A PLAN OF LIQUIDATION AND DISSOLUTION

Introduction

At a meeting held on August 6, 2009, the Board considered and unanimously approved the recommendation of the Portfolio’s investment adviser, Van Kampen Asset Management (the “Adviser”), that the Portfolio be liquidated and dissolved. The Board also directed the Adviser to prepare a Plan of Liquidation and Dissolution of the Portfolio (the “Liquidation Plan”) to be submitted for Shareholder approval. A copy of the form of Liquidation Plan is attached hereto as Annex A. If Shareholders approve the Liquidation Plan, the Adviser will sell the Portfolio’s portfolio securities and other assets, pay creditors or establish reserves for such payments and distribute the net proceeds of such sales to Record Holders as described below. Such distributions will be paid in cash. If Shareholders do not approve the Liquidation Plan, the Portfolio will continue to operate as is and the Board may consider other available options.

Background

The Portfolio’s investment objective is to seek protection of capital and high current income through investments in money market instruments. The Portfolio commenced investment operations on April 7, 1986. As of the Record Date, the Portfolio had net assets of approximately $63,684,710.

Reasons for the Liquidation and Dissolution

The Adviser has recommended to the Board that the Portfolio be liquidated and dissolved. The primary reasons for the recommendation include, among others, the level of Portfolio’s expenses as a percentage of net assets and the Portfolio’s limited prospects for future growth. At a meeting held on August 6, 2009, the Board considered several factors presented by the Adviser, including the size, expenses and performance of the Portfolio. The Board considered that upon a liquidation of the Portfolio, Record Holders would receive a liquidating distribution and that Shareholders could direct the proceeds of such liquidating distribution to be reinvested on their behalf by their Insurance Company in alternative investments made available by their Contract. In light of all of the foregoing factors (and not relying on any single factor or group of factors alone), the Board and the Adviser believe that it would be in Shareholders’ best interests to liquidate and dissolve the Portfolio.

The Board, including all of the Trustees who are not “interested persons” of the Portfolio as defined in the 1940 Act, unanimously adopted resolutions declaring that the proposed liquidation and dissolution was in the best interests of the Portfolio and its Shareholders, approving the Liquidation Plan proposed by the Adviser and directing the Adviser to prepare formally such Liquidation Plan and to submit it for Shareholder approval.

Description of the Liquidation Plan and Related Transactions

The Liquidation Plan will become effective on the date of its approval by Shareholders (the “Effective Date”). Following Shareholder approval, the Portfolio will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Record Holders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio. After the distribution of assets to Record Holders, the Portfolio will be dissolved in accordance with the Liquidation Plan. The Liquidation Plan provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Liquidation Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the concerned Portfolio in accordance with the purposes intended to be accomplished by the Liquidation Plan.

As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Portfolio will mail to each Record Holder who has not redeemed its Shares a liquidating distribution equal to the Record Holder’s proportionate interest in the remaining assets of the Portfolio and information concerning the sources of the liquidating distribution. The adoption of the Liquidation Plan will not affect the right of Record Holders to redeem Shares of the Portfolio at their then current net asset value per Share. See “Consequences to Shareholders” below for information regarding how the proposed liquidation will affect Shareholders.

Except as may be otherwise agreed to between the Portfolio and the Adviser, all expenses incurred by or allocable to the Portfolio in carrying out the Plan and dissolving the Portfolio, shall be borne by the Adviser.

The Liquidation Plan provides for the termination of the Portfolio under the terms of the Life Investment Trust’s Agreement and Declaration of Trust and the laws of the State of Delaware.

Consequences to Shareholders

Generally, prior to the liquidation, a Shareholder may, in accordance with applicable rules under their Contract, reallocate their investment in the Portfolio to any other investment option made available by their Contract. If a Shareholder chooses to transfer their investment prior to the liquidation, the Shares of the Portfolio held by their Insurance Company will be redeemed and the proceeds of such redemption will be reinvested by the Insurance Company on behalf of the Contract Owner in an alternative investment option made available by their Contract pursuant to instructions received from the Contract Owner. No liquidating distribution will be received by the Insurance Company with respect to Shares that are redeemed prior to the liquidation. The rules of a Contract may place restrictions on transfers among investment options, including the total number of transfers that may be made in a given period. Shareholders should consult the contract prospectus applicable to their Contract (issued by, and available from, their Insurance Company) or contact their Insurance Company for more information regarding alternative investment options, fees, charges and transfer restrictions that may apply.

Pursuant to the rules of a Contract, an Insurance Company may cease to make the Portfolio available as an investment option under such Contract prior to the liquidation, in which case the Insurance Company will seek instructions or approval from the Contract Owner regarding an alternative investment option. Otherwise, a Shareholder may maintain their investment in the Portfolio through the date of the liquidation. If a Shareholder has not transferred their investment in the Portfolio as of the date of the liquidation, their Insurance Company will receive a liquidating distribution from the Portfolio, which will be reinvested by the Insurance Company on behalf of the Contract Owner in an alternative investment option made available by their Contract pursuant to instructions received from the Contract Owner. In certain circumstances, if a Contract Owner fails to give instructions to their Insurance Company regarding reinvestment of the liquidating distribution, the proceeds may be invested by the Insurance Company on behalf of the Contract Owner in a default option, such as a money market fund, until instructions are received. Shareholders should consult the contract prospectus applicable to their Contract (issued by, and available from, their Insurance Company) or contact their Insurance Company for more information regarding alternative investment options, including any default option, and how to deliver investment instructions to their Insurance Company.

This information is intended only as a general summary of the options available to Shareholders. Each Shareholder’s investment in the Portfolio is governed by and subject to the terms and rules of their Contract, which may differ in certain respects from this summary. Therefore, Shareholders are encouraged to contact their Insurance Company or consult the contract prospectus applicable to their Contract (issued by, and available from, their Insurance Company) for the terms and rules of their Contract and for more information about their investment options.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences to Contract Owners of the liquidation of the Portfolio. The discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular U.S. holder or to U.S. holders subject to special treatment under the federal income tax laws. No ruling has been or will be sought from the IRS regarding any matter discussed herein. Counsel to the Portfolio has not rendered any legal opinion regarding any tax consequences relating to the liquidation of the Portfolio. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any of the tax aspects set forth below. The summary of federal income tax consequences is for general information only. All Contract Owners and Insurance Companies must consult their own tax advisors as to the federal income tax consequences of the liquidation of the Portfolio, as well as the effects of state and local tax laws and non-U.S. tax laws, including possible changes in tax law.

The Portfolio currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company for federal income tax purposes. As a regulated investment company, the Portfolio is not required to pay federal income taxes on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) it distributes to Accounts.

If the Accounts qualify as “segregated asset accounts” under Section 817 of the Code and Treasury Regulations thereunder and the Accounts are treated as owning the Shares for federal income tax purposes, then a Contract Owner will not recognize any gain or loss for federal income tax purposes solely as a result of the liquidation of the Portfolio. Each Contract Owner must consult their own tax advisor as to its federal, state, local and other tax consequences of the liquidation of the Portfolio, including the tax consequences of a termination of the Contract (which would be a taxable event).

Shareholder Approval

To become effective, the Liquidation Plan must be approved by the affirmative vote of a “majority of the outstanding voting securities” of the Portfolio, which is defined under the 1940 Act as the lesser of: (i) 67% or more of the voting securities of the Portfolio present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present in person or by proxy at the Meeting, or (ii) more than 50% of the outstanding voting securities of the Portfolio. The Board of Trustees of the Portfolio has unanimously approved the proposed Liquidation Plan and has determined that such liquidation is in the best interests of the Shareholders of the Portfolio. The Board of Trustees of the Portfolio recommends a vote “FOR” approval of the Liquidation Plan.

VOTING AND MEETING REQUIREMENTS

Shareholders may vote in any one of four ways: (i) via the Internet, (ii) by telephone, (iii) by mail, by returning the voting instruction card, or (iv) in person at the Meeting. Instructions for Internet and telephone voting are included with the enclosed voting material. The required control number for Internet and telephone voting is printed on the enclosed voting instruction card. The control number is used to match voting instruction cards with Shareholders’ respective accounts and to ensure that, if multiple voting instruction cards are executed, Shares are voted in accordance with the voting instruction card bearing the latest date. Shareholders who deliver voting instructions by methods (i), (ii) or (iii) may revoke them at any time prior to the Meeting by delivering a written notice of revocation, by executing another voting instruction card bearing a later date or by attending the Meeting and giving voting instructions in person. The Portfolio employs procedures for Internet and telephone voting, such as requiring the control number from the voting instruction card in order to vote by either of these methods, which it considers to be reasonable to confirm that the instructions received are genuine. If reasonable procedures are employed, the Portfolio will not be liable for following internet or telephone instructions which it believes to be genuine.

The Shares of the Portfolio are currently held only by Insurance Companies for allocation to Accounts established to fund the benefits under Contracts.

In accordance with their view of currently applicable law, the Insurance Companies will vote the Shares of the Portfolio held in the applicable Account based on instructions received from Contract Owners. In connection with the solicitation of such instructions from such Contract Owners, it is understood and expected that the Insurance Companies will furnish a copy of this Proxy Statement to Contract Owners and that the Insurance Companies will furnish to Contract Owners one or more voting instruction cards by which the Contract Owners may provide their instructions to the Insurance Companies. Shares for which no instructions are received in time to be voted will be voted by the Insurance Companies in the same proportion as Shares for which instructions have been received from other Contract Owners of your Insurance Company in time to be voted.

If you complete and sign the voting instruction card, the Shares attributable to your contract will be voted exactly as you instruct. If you simply sign the voting instruction card without otherwise completing it, the Shares attributable to your contract will be voted FOR the approval of the liquidation of the Portfolio. If you do not return a voting instruction card at all, the Shares attributable to your contract will be voted in the same proportion as Shares for which instructions have been received from other Contract Owners of your Insurance Company. Abstentions do not constitute votes “FOR” the proposal and will have the same effect as votes “AGAINST” the proposal.

The rules of the Securities and Exchange Commission require the Portfolio to disclose in this proxy statement the effect of “broker non-votes.” Broker non-votes are Shares for which a broker holding such Shares for a beneficial owner has not received instructions from the beneficial owner and may not exercise discretionary voting power with respect thereto. As described herein, however, each Insurance Company, as holder of record of Shares of the Portfolio, is required to vote Shares attributable to Contract Owners from which no voting instructions are received in proportion as those for which timely instructions from other Contract Owners are received by such Insurance Company. Broker non-votes, therefore, will be so voted by the Insurance Companies just as any other Shares for which the Insurance Companies do not receive voting instructions.

A majority of the outstanding Shares of the Portfolio entitled to vote must be present in person or by proxy in order to have a quorum to conduct business at the Meeting. Abstentions and broker non-votes will be deemed present for the purpose of determining whether a quorum is present.

In the event that sufficient votes to approve the Proposal are not received at the Meeting, proxies (including votes “FOR” the Proposal, abstentions and broker non-votes) will be voted in favor of one or more adjournments of the Meeting to permit further solicitation of votes on the Proposal, provided that the Board of Trustees determines that such an adjournment and additional solicitation is reasonable and in the interest of Shareholders based on a consideration of all relevant factors, including the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation. Votes “AGAINST” the proposal will not be voted in favor of an adjournment.

The Portfolio knows of no business other than the Proposal described in this Proxy Statement which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named as proxies to vote on such matters in accordance with their best judgment.

SHAREHOLDER INFORMATION

As of the Record Date, there were 28,099,279 Class I Shares and 37,844,290 Class II Shares of the Portfolio issued and outstanding. The persons who, to the knowledge of the Portfolio, owned beneficially more than 5% of the Class I Shares or Class II Shares of the Portfolio as of the Record Date are set forth below:

		Percentage
Name and Address of Holder	Class of Shares	Ownership

Nationwide Life Insurance Co. Nationwide VLI Separate Account C/O IPO Portfolio Accounting PO Box 182029 Columbus, OH 43218-2029	I	46%

Nationwide Life Insurance Co. Nationwide Variable Account 3 C/O IPO Portfolio Accounting PO Box 182029 Columbus, OC 43218-2029	I	14%

Allstate Financial Advisors Separate Account 1 Attn: Cheryl Meyer 544 Lakeview Pkwy Ste L3G Vernon Hills, Il 60061-1826	I	12%

Van Kampen American Capital Generations Variable Annuities C/O American General Life Ins Co. PO Box 1591 Houston, TX 77251-1591	I	10%

Allstate Life Insurance Co. of NY Attention Financial Control Grp. 544 Lakeview Pkwy Vernon Hills, IL 60061-1826	I	8%

American General Life Ins. Co. Separate Account D Attn: James A. Totten PO Box 1591 Houston, TX 77251-1591	I	7%

Allstate Life Insurance Co. 544 Lakeview Pkwy. Ste L3G Vernon Hills, IL 60061-1826	II	82%

Allstate Life Insurance Co. of NY Attention Financial Control Grp. 544 Lakeview Pkwy Vernon Hills, IL 60061-1826	II	18%

Accounts will vote on the Proposal as instructed by Shareholders. Thus, Accounts do not control the Portfolio as a result of their ownership.

For regulatory reasons, Shares of the Portfolios are only available to Accounts of participating Insurance Companies, thus neither members of the Board of Trustees nor officers of the Life Investment Trust own any Shares of the Portfolio.

EXPENSES

The expenses of the liquidation and dissolution will be borne by the Adviser in the event the Liquidation Plan is approved and completed. In the event the Liquidation Plan is not approved and completed, the Adviser will bear the costs associated with the Liquidation Plan. The Board of Trustees has reviewed and approved the foregoing arrangements with respect to expenses and other charges relating to the Liquidation Plan.

Expenses incurred in connection with the Liquidation Plan include, but are not limited to: all costs related to the preparation and distribution of materials distributed to the Board of Trustees; all expenses incurred in connection with the preparation of the Liquidation Plan and this Proxy Statement; federal and state filing fees and legal and audit fees; and the costs of printing and distributing this Proxy Statement.

Solicitation of voting instructions is being made primarily by the mailing of this Notice and Proxy Statement. In addition to the solicitation of voting instructions by mail, employees of the Adviser and its affiliates as well as dealers or their representatives may, without additional compensation, solicit voting instructions in person or by mail, telephone, telegraph, facsimile or oral communication. The Portfolio may retain Computershare Fund Services, a professional proxy solicitation firm, to assist with any necessary solicitation of voting instructions. The estimated cost of additional telephone solicitation by Computershare Fund Services is approximately $2,000. The solicitation expenses are an expense which will be borne by the Adviser.

SHAREHOLDER PROPOSALS

The Portfolio does not hold regular annual meetings of Shareholders. Any Shareholder who wishes to submit a proposal for consideration at a meeting of the Portfolio should send such proposal to the Portfolio at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555. To be considered for presentation at a Shareholder meeting, rules promulgated by the Securities and Exchange Commission require that, among other things, a Shareholder’s proposal must be received at the offices of the Portfolio a reasonable time before a solicitation is made. Timely submission of a proposal does not necessarily mean that such proposal will be included.

GENERAL

Van Kampen Asset Management is the Portfolio’s investment adviser. The Portfolio’s distributor is Van Kampen Funds Inc. (the “Distributor”), and the Portfolio’s transfer agent is Van Kampen Investor Services Inc. (the “Transfer Agent”). The Portfolio has entered into an accounting services agreement with the Adviser. The Portfolio has entered into an employment agreement with John Sullivan and Morgan Stanley pursuant to which Mr. Sullivan, an employee of Morgan Stanley, serves as Chief Compliance Officer of the Portfolio and other Van Kampen funds. The principal business address of Mr. Sullivan is 1 Parkview Plaza – Suite 100, Oakbrook Terrace, IL 60181. The Adviser, the Distributor and the Transfer Agent are wholly owned subsidiaries of Van Kampen Investments Inc. (“Van Kampen Investments”). Van Kampen Investments is an indirect wholly-owned subsidiary of Morgan Stanley. The principal business address of Van Kampen Investments, the Adviser, the Distributor and Morgan Stanley is 522 Fifth Avenue, New York, New York 10036. The principal business address of the Transfer Agent is Harborside Financial Center, Plaza 2, Jersey City, New Jersey 07303-0947.

Management of the Portfolio does not intend to present and does not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the persons named as proxies will vote upon such matters in accordance with their best judgment.

A list of Record Holders entitled to be present and vote at the Meeting will be available at the offices of the Portfolio, 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, for inspection by any Shareholder during regular business hours for ten days prior to the date of the Meeting.

Failure of a quorum to be present at the Meeting may necessitate adjournment and may subject the Portfolio to additional expense.

If you cannot be present in person, you are requested to complete, sign and return the enclosed voting instruction card, for which no postage is required if mailed in the United States or record your voting instructions by telephone or via the internet promptly.

Stefanie V. Chang Yu
Vice President and Secretary
September 15, 2009

Annex A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
VAN KAMPEN LIFE INVESTMENT TRUST,
on behalf of its series,
Money Market Portfolio

The following Plan of Liquidation and Dissolution (the “Plan”) of the Money Market Portfolio (the “Portfolio”), a series of Van Kampen Life Investment Trust, (the “Trust”), a Delaware statutory trust, an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is intended to accomplish the complete liquidation and dissolution of the Portfolio in conformity with the provisions of the Trust’s Agreement and Declaration of Trust (the “Declaration”), and under Delaware law.

WHEREAS, Section 9.2 and Section 6.1(h) of the Declaration grants the Board of Trustees of the Trust (the “Board”) the authority to liquidate and dissolve the Portfolio, subject to the affirmative vote of “a majority of the outstanding voting securities” of the Portfolio as defined by the Investment Company Act; and

WHEREAS, the Board has deemed that it is advisable and in the best interests of the Portfolio and its shareholders to liquidate and to dissolve the Portfolio, and the Board, on August 6, 2009, considered the matter and determined to recommend the termination of the Portfolio pursuant to this Plan; and

WHEREAS, the Board has directed submitting the proposal to liquidate and dissolve the Portfolio to shareholders of the Portfolio at a meeting of shareholders (the “Meeting”) and has authorized distribution of a proxy statement;

WHEREAS, shares of the Portfolio are sold to and held by separate accounts (each an “Account,” and collectively, “Accounts”) of various insurance companies (each an “Insurance Company,” and collectively, “Insurance Companies”) to fund the benefits of variable annuity or variable life insurance policies (each a “Contract,” and collectively, the “Contracts”). Accounts that hold shares of the Portfolio are sometimes referred to herein as “Record Holders.” The Accounts invest in shares of the Portfolio in accordance with instructions from Contract owners (“Contract Owners”). Except as might otherwise be provided by applicable law, the Accounts provide pass-through voting to Contract Owners and a Contract Owner has the right to instruct the Account provider on how to vote shares held by the Account under their Contract. If a portion of a Contract Owner’s Contract was allocated to the Portfolio as of the record date for the Meeting established by the Board, such Contract Owner is referred to herein as a “Shareholder” and is entitled to instruct their Insurance Company how to vote the shares of the Portfolio attributable to their Contract at the Meeting or any adjournment of the Meeting;

NOW, THEREFORE, the liquidation and dissolution of the Portfolio shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at the Meeting. Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Portfolio which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy. The date of such adoption and approval of the Plan by Shareholders is hereinafter called the “Effective Date.”

2. Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Portfolio shall be liquidated and dissolved pursuant to applicable provisions of the Declaration and Delaware law.

3. Cessation of Business. After the Effective Date, the Portfolio shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to Record Holders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; provided that the Portfolio shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of Shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Record Holders and permit the reinvestment thereof in additional shares.

4. Liquidation of Assets. The Portfolio shall cause the liquidation of its assets to cash form as soon as is practicable consistent with the terms of the Plan.

5. Payment of Debts. As soon as practicable after the Effective Date, the Portfolio shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

6. Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Portfolio will mail the following to each Record Holder who has not redeemed its shares: (i) a liquidating distribution equal to the Record Holder’s proportionate interest in the remaining assets of the Portfolio (after the payments and creation of the reserves contemplated by Section 5 above); and (ii) information concerning the sources of the liquidating distribution.

7. Expenses of Liquidation and Dissolution.  Except as may be otherwise agreed to between the Portfolio and its investment adviser, all expenses incurred by or allocable to the Portfolio in carrying out this Plan and dissolving the Portfolio shall be borne by Van Kampen Asset Management or its affiliates.

8. Power of the Board of Trustees. The Board and, subject to the general direction of the Board, the officers of the Portfolio, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and applicable Delaware law.

The death, resignation or other disability of any Trustee or any officer of the Portfolio shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

9. Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Portfolio, and the distribution of assets to Record Holders in accordance with the purposes intended to be accomplished by this Plan.

Van Kampen Funds Inc.
522 Fifth Avenue
New York, New York 10036
www.vankampen.com

Copyright ©2009 Van Kampen Funds Inc.
All rights reserved. Member FINRA/SIPC
LIT    09

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Vote is important!
And now you can Vote on the Phone or the Internet.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and have it at hand.
2. Call toll-free 1-866-235-4258, or go to website: www.proxy-direct.com
3. Follow the recorded or on-screen directions.
4. Do not mail your Voting Instruction Card when you vote by phone or Internet.

Please detach at perforation before mailing.

VOTING INSTRUCTION CARD	VOTING INSTRUCTION CARD
VAN KAMPEN LIFE INVESTMENT TRUST MONEY MARKET PORTFOLIO
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 10, 2009
[INSURANCE COMPANY NAME DROP-IN]
This Instruction Card is solicited by the above named insurance company seeking voting instructions with respect to shares of the Money Market Portfolio (the “Portfolio”), a series of Van Kampen Life Investment Trust, for which it is the record or beneficial owner on your behalf.
The undersigned contract/policy owner hereby instructs that the votes of shares of the Portfolio attributable to the undersigned’s contract/policy be cast as directed on the reverse side at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Portfolio, 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on November 10, 2009 at 9:30 a.m., Central Time, and any and all adjournments thereof (the “Meeting”). The undersigned, by completing this Instruction Card, does hereby authorize the above named insurance company to exercise its discretion in voting upon such other business as may properly come before the Meeting.
The Instruction Card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, the votes attributable to this Instruction Card will be voted FOR the proposal listed on the reverse side. Shares of the Portfolio for which no instructions are received will be voted in the same proportion as shares of the Portfolio for which instructions are received by the above referenced insurance company.

VOTE VIA THE TELEPHONE: 1-866-235-4258
VOTE VIA THE INTERNET: www.proxy-direct.com

Note: Please sign exactly as your name appears on this voting instruction card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date	19754_VLI_010809

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
VOTING INSTRUCTION TODAY!
Please detach at perforation before mailing.
This Instruction Card, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned.
Please mark votes as in this example:  ■

1.	To approve the liquidation and dissolution of the Portfolio pursuant to a Plan of Liquidation and Dissolution.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
2.	To transact such other business as may properly come before the Meeting.
PLEASE DATE AND SIGN THIS CARD ON THE REVERSE SIDE. YOUR INSTRUCTION CARD IS NOT VALID UNLESS IT IS SIGNED.
19754_VLI_010809